                                                               Exhibit 99.(j)(1)



            Consent of Independent Registered Public Accounting Firm


The Board of Trustees
ING Variable Products Trust:

We consent to the use of our report, incorporated herein by reference, dated February 27, 2006, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
April 26, 2006